SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	September 29, 2005 -----------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-14201 --------------------------------	33-0732627 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 ASH STREET, SAN DIEGO, CALIFORNIA ------------------------------------------------------------------	92101 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The following information supplements the information contained in Sempra Energy's Annual Report of Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

Sempra Commodities Five Year $1.72 Billion Revolving Credit Facility

On September 29, 2005, Sempra Commodities' principal revolving credit facility was amended and restated to:

-- Increase the amount of the lenders' total commitments and the maximum extensions of credit (consisting of borrowings, letters of credit and other credit support accommodations) available to Sempra Commodities under the facility from $1 billion to $1.72 billion.

-- Renew and extend the term of the facility from an original term of two years expiring in June 2006 to new term of five years expiring in September 2010.

-- Reduce commitment fees, borrowing margins, and letter of credit and other credit support accommodation fees.

-- Revise conditions to extensions of credit, covenants of Sempra Commodities and the extent of Sempra Energy's guarantee of obligations under the facility.

The amount of credit available under the facility is limited to the amount of a borrowing base consisting of receivables, inventories and other assets of Sempra Commodities that secure extensions of credit and are valued at varying percentages of current market value. Extensions of credit are guaranteed by Sempra Energy subject to a maximum guarantee liability of 20% of the lenders' total commitments under the facility.

The facility requires Sempra Commodities to meet certain financial tests at the end of each quarter, including current ratio, leverage ratio, senior debt to tangible net worth, and minimum net worth and tangible net worth tests. It also requires Sempra Energy to maintain, at the end of each quarter a ratio of total indebtedness to total capitalization (as defined in the facility) of no more than 65%.

The facility also imposes various other limitations on Sempra Commodities, including limitations on other indebtedness, capital expenditures, liens, transfers of assets, investments, loans, advances, dividends and other distributions, modifications of risk-management policies and transactions with affiliates.

Borrowings under the facility bear interest at market rates plus a margin that varies with Sempra Commodities' tangible net worth. Letter of credit and other credit accommodation fees also vary with tangible net worth.

The facility is provided by a syndicate of lenders for which BNP Paribas serves as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: September 29, 2005	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller